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                                                                     EXHIBIT 5.1



[Letterhead of Smith, Gambrell & Russell, LLP]


August 10, 2001

AirTran Airways, Inc.
9955 AirTran Boulevard
Orlando, Florida  32827

     RE:  AirTran Airways, Inc. - Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to AirTran Airways, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on August 10, 2001, pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder. The Registration Statement relates to the registration under the Act of $166,400,000 aggregate principal amount at maturity of the Company's 11.27% Series B Senior Secured Notes, due 2009 (the "Exchange Notes"). Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement.

     The Exchange Notes are to be offered, pursuant to the terms of the Purchase Agreement, dated as of April 12, 2001, among the Company, AirTran Holdings, Inc. and Boeing Capital Loan Corporation (the "Purchase Agreement"), in exchange for the Company's outstanding $166,400,000 aggregate principal amount at maturity 11.27% Series A Secured Notes due 2009 (the "Initial Notes"). The Initial Notes were issued under the Indenture (the "Indenture"), dated as of April 12, 2001, between the Company and Wilmington Trust Company, as trustee (the "Trustee").

     For the purpose of rendering the opinions contained herein, we have examined the Registration Statement (including the exhibits thereto), and originals, or copies certified or otherwise identified to our satisfaction, of the following (collectively, the "Documents"):

     (i) the Purchase Agreement (including the form of Registration Rights Agreement contained as an exhibit thereto), in the form included as
          Exhibit 4.3 to the Registration Statement; and

     (ii) the Indenture (including the form of Note contained as an exhibit thereto), in the form included as Exhibit 4.4 to the Registration Statement.
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AirTran Airways, Inc.
August 10, 2001
Page 2


     In addition, we have examined such other documents, certificates and agreements as we have deemed relevant and necessary as a basis for the opinions expressed below.

     In our examination of such documents, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents, and the legal capacity of all individuals who have executed any of such documents. We have further assumed:
(i) that each of the Documents has been duly authorized, executed and delivered by, and is enforceable against, each party thereto other than the Company; (ii) that each of the Exchange Notes will be, when issued, issued substantially in the form of the Note included as an exhibit to the Indenture, and that, in connection with such issuance, any information omitted from such form will be properly completed; and (iii) that the Exchange Notes will be offered and issued in accordance with the terms for such exchange specified in the Indenture, the Purchase Agreement and the Registration Statement. With respect to factual matters on which our opinions herein are based, we have relied, without independent verification, upon the representations and warranties of the parties thereto contained in the Documents and upon certificates of public officials and of officers of the Company.

     Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that, upon (i) the due qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (ii) the adoption by the Company's Board of Directors of appropriate corporate resolutions authorizing the issuance of the Exchange Notes pursuant to the terms of the Purchase Agreement and the Indenture, (iii) the issuance of the Exchange Notes in accordance with the terms of the Indenture, (iv) the execution of the Exchange Notes by duly authorized officers of the Company, and the authentication of such Exchange Notes by the Trustee in accordance with the terms of the Indenture, and (v) the delivery of the Exchange Notes against the surrender and cancellation of a like aggregate principal amount at maturity of the Initial Notes, in accordance with the terms for such exchange contained in the Indenture, the Purchase Agreement and the Registration Statement, the Exchange Notes will be duly authorized and validly issued, and will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     The foregoing opinions are subject to the qualification that the enforceability of the Indenture and the Exchange Notes may be limited by the effect of (i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally, and (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing, and the discretionary nature of equitable remedies.
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AirTran Airways, Inc.
August 10, 2001
Page 3


     The opinions expressed in this letter are limited to the Delaware Corporation Law and the laws of the State of New York governing financial transactions. Such opinions are rendered only with respect to laws, and the rules, regulations and orders under them, that are currently in effect.

     We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.

                                        Very truly yours,

                                        SMITH, GAMBRELL & RUSSELL, LLP


                                        By:  /s/ Howard E. Turner
                                           -------------------------------
                                           Howard E. Turner